UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2018 (August 23, 2018)

Falcon Minerals Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38158	82-0820780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
(Address of principal executive offices, including zip code)

(215) 832-4161
(Registrant’s telephone number, including area code)

OSPREY ENERGY ACQUISITION CORP.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 23, 2018 (the “Closing Date”), Falcon Minerals Corporation (formerly named Osprey Energy Acquisition Corp.) (the “Company”) completed the acquisition of the equity interests in certain of the subsidiaries (the “Royal Entities”) of Noble Royalties Acquisition Co., LP, (“NRAC”), Hooks Ranch Holdings LP (“Hooks Holdings”), DGK ORRI Holdings, LP (“DGK”), DGK ORRI GP LLC (“DGK GP”) and Hooks Holding Company GP, LLC (“Hooks GP”, and collectively with NRAC, Hooks Holdings, DGK, and DGK GP, the “Contributors”). The acquisition was made pursuant to the Contribution Agreement, dated as of June 3, 2018 (the “Contribution Agreement”), by and among the Company, Royal Resources L.P. (“Royal”), Royal Resources GP L.L.C. (“Royal GP”) and the Contributors. The acquisition of the Royal Entities pursuant to the Contribution Agreement is referred to in this Current Report on Form 8-K as the “Business Combination” and the Business Combination together with the other the transactions contemplated by the Contribution Agreement are referred to herein as the “Transactions.”

Pursuant to the Contribution Agreement, on the Closing Date, the Company contributed cash to Falcon Minerals Operating Partnership, LP, a Delaware limited partnership and wholly owned subsidiary of the Company (“Opco”), in exchange for (a) a number of common units representing limited partnership interests in Opco (the “Common Units”) equal to the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), outstanding as of the Closing Date and (b) a number of Opco warrants exercisable for Common Units equal to the number of the Company’s warrants outstanding as of the Closing Date. The Company controls Opco through Falcon Minerals GP, LLC, a Delaware limited liability company, wholly owned subsidiary of the Company and the sole general partner of Opco (“Opco GP”).

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from “Osprey Energy Acquisition Corp.” to “Falcon Minerals Corporation”. The Company is now operated as an “Up-C,” meaning that substantially all the assets of the Company are held by Opco, and the Company’s only asset is its equity interest in Opco. Each Common Unit, together with one share of Class C Common Stock (as defined below), is exchangeable for one share of Class A Common Stock at the option of the holder pursuant to the terms of the Company’s and Opco’s organizational documents, subject to certain restrictions.

The foregoing description of the Contribution Agreement is a summary only and is qualified in its entirety by reference to the Contribution Agreement, a copy of which was attached Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2018 and is incorporated herein by reference. A more detailed description of the Business Combination and the Transactions can be found in the Company’s definitive proxy statement in connection with the solicitation of proxies from the Company’s stockholders to approve the Transactions filed with the SEC on August 3, 2018 (the “Proxy Statement”).

Item 1.01 Entry into a Material Definitive Agreement

Shareholders’ Agreement

Pursuant to the Contribution Agreement, on the Closing Date, the Company entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with the Contributors, Osprey Sponsor, LLC, a Delaware limited liability company (“Osprey Sponsor”), Royal, Royal GP and Blackstone Management Partners, L.L.C. (“Blackstone”). Under the Shareholders’ Agreement, the parties thereto agreed to use reasonable best efforts, and the Company agreed to take all permissible actions necessary, to carry out the restructuring of the board of directors of the Company (the “Board”) pursuant to the Contribution Agreement so that effective immediately following the Closing, the Board is comprised of eleven (11) directors, divided into three classes of directors, in accordance with the terms of the A&R Charter (as defined below), consisting of (a) six (6) directors to be designated by Blackstone prior to the closing, (b) two (2) directors to be designated by Osprey Sponsor prior to the closing, and (c) three (3) independent directors to be mutually selected by the parties to the Contribution Agreement prior to the closing.

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The Shareholders’ Agreement provides that directors designated by Osprey Sponsor will serve in the class of directors whose term expires at the third annual stockholders’ meeting following the Closing, and during such term, Osprey Sponsor or its successor is entitled to name a replacement director in the event either of its Board designees ceases to be on the Board. The Shareholders’ Agreement also provides that Blackstone is entitled to designate for nomination by the Company for election (i) six (6) directors to serve on the Board so long as Blackstone and its controlled affiliates hold more than 40% of the voting power of the Company, with three (3) independent directors also serving on the Board, (ii) four (4) directors so long as Blackstone and its controlled affiliates hold between 20% and 40% of the voting power of the Company, with five (5) independent directors also serving on the Board, (iii) two (2) directors so long as Blackstone and its controlled affiliates hold between 10% and 20% of the voting power of the Company, with five (5) independent directors also serving on the Board and (iv) one (1) director so long Blackstone and its controlled affiliates hold between 5% and 10% of the voting power of the Company, with five (5) independent directors also serving on the Board. Once Blackstone and its controlled affiliates beneficially own in the aggregate less than 5% voting power of the Company, it will no longer have any rights to designate any individuals for nomination to be elected to the Board under the Shareholders’ Agreement.

During the term of the Shareholders’ Agreement, the size of the Board will be fixed based on the number of individuals Blackstone is entitled to designate for nomination to be elected as directors and the number of independent directors then serving on the board, as described above, plus the two (2) directors designated by the Osprey Sponsor until the third annual meeting of the stockholders of the Company following the Closing.

The Shareholders’ Agreement will terminate upon the later of (x) such time Blackstone is no longer entitled to designate a director for nomination to the Board and (y) following the third annual meeting of stockholders of the Company following the Closing.

The foregoing description of the Shareholders’ Agreement is a summary only and is qualified in its entirety by reference to the Shareholders’ Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Contribution Agreement, on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Royal and the Contributors, pursuant to which the Company has certain obligations to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all or any portion of the Class A Common Stock that Royal and the Contributors hold as of the date of the Registration Rights Agreement and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Royal and the Contributors are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million, and “piggyback” registration rights.

The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

2018 Long-Term Incentive Plan

In connection with the Closing, the Board adopted the Falcon Minerals Corporation 2018 Long-Term Incentive Plan and material terms thereunder (the “Incentive Plan”), subject to the consummation of the Business Combination. The Company’s stockholders approved the Incentive Plan at the Special Meeting (as defined below). The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders post-Business Combination by providing long-term incentive compensation opportunities tied to the performance of the Company and its common stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan. Pursuant to the Incentive Plan, an aggregate of 8,600,000 shares of Class A Common Stock immediately following the consummation of the Business Combination are reserved for issuance under the Incentive Plan.

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The foregoing description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Falcon Credit Agreement

On the Closing Date, Opco entered into a credit facility with Citibank, N.A., as administrative agent and collateral agent for the lenders from time to time party thereto (the “Credit Agreement”). The Credit Agreement initially provides for aggregate revolving borrowings of up to $500.0 million with an initial $115.0 million borrowing base. On the Closing Date, $38.0 million was drawn under the Credit Agreement to fund a portion of the purchase price of the Business Combination, to pay transaction expenses, to fund any original issue discount or upfront fees in connection with the “market flex” provisions previously agreed upon and to finance working capital needs and other general corporate purposes.

Principal amounts borrowed are payable on the maturity date. Opco has a choice of borrowing at the base rate or at London Interbank Offered Rate (“LIBOR”), with such borrowings bearing interest, payable quarterly in arrears for base rate loans and one month, two-month, three month or six month periods for LIBOR loans. LIBOR loans bear interest at a rate per annum equal to the rate appearing on the Reuters Reference LIBOR01 or LIBOR02 page as the LIBOR, for deposits in dollars at 12:00 noon, London, England time, for one, two, three or six months plus an applicable margin ranging from 200 to 300 basis points. Base rate loans bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month LIBOR loans plus 1%, plus an applicable margin ranging from 100 to 200 basis points. The next scheduled redetermination of Borrower’s borrowing base is on April 1, 2019.

Obligations under the Credit Agreement are guaranteed by each existing and future, direct and indirect domestic subsidiary of Opco (together with Opco, the “Credit Parties”), and are secured by all of the present and future assets of the Credit Parties, subject to customary carve-outs.

Under the Credit Agreement, the Credit Parties are subject to affirmative and negative covenants. The financial covenants include (i) a Consolidated Total Net Leverage Ratio (defined as total funded debt / EBITDAX), which may not exceed 4.00:1.00, and (ii) a Current Ratio (defined as consolidated current assets / consolidated current liabilities), which may not be less than 1:00 to 1:00. Each of the covenants referred to above will be calculated on a consolidated basis for each consecutive four fiscal quarter periods, commencing with the first full fiscal quarter ending on December 31, 2018.

In addition, the Credit Parties are subject to affirmative covenants requiring (i) delivery of financial statements, budgets and forecasts; (ii) delivery of certificates and other information; (iii) delivery of notices (of any default, material adverse condition, ERISA event, pari debt payment); (iv) payment of tax obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; (xi) use of proceeds; (xii) transactions with affiliates; (xiii) covenants to guarantee obligations and give security; (xiv) compliance with environmental laws; (xv) further assurances; (xvi) change in business; (xvii) title information; (xviii) account control agreements; (xix) minimum hedge volumes and (xx) post-closing covenants as may be agreed upon.

The Credit Parties are subject to negative covenants including restrictions (subject to certain exceptions) on (i) liens; (ii) indebtedness (including guarantees and other contingent obligations) (provided that the loan documents permit, among other items, purchase money indebtedness, subject to pro forma compliance with the financial covenants); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases (provided, that the loan documents shall permit (x) distributions within 60 days after the declaration thereof, (y) tax distributions and (z) certain other distributions by Opco and any of its restricted subsidiaries); (vii) changes in accounting policies, reporting practices, fiscal year, legal name, state of formation or form of entity; (viii) sale and lease-back transactions; (ix) ownership of subsidiaries; (x) debt payments and amendments; (xi) hedge agreements and (xii) foreign operations.

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The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of Messrs. David I. Foley, Angelo G. Acconcia, Adam M. Jenkins and Jonathan R. Hamilton, each of whom was appointed a director of the Company as of immediately following the Closing pursuant to the Contribution Agreement. Each indemnity agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director party thereto to the fullest extent permitted by law for claims arising in his or her capacity as a director of the Company.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of each Indemnification Agreement, the form of which is attached hereto as Exhibit 10.3 and is incorporated by reference.

Second Amended and Restated Limited Partnership Agreement of Opco

In connection with the Closing, on the Closing Date, the Company entered into an amended and restated agreement of limited partnership of Opco (the “Opco LPA”) with the Contributors and Opco GP. The Company operates its business through the Opco, which holds substantially all of the Company’s assets.

Under the Osprey Opco LPA, Osprey GP, a wholly owned subsidiary of Osprey, will be the sole general partner of Osprey Opco. As the sole general partner, Osprey GP will be able to control all of the day-to-day business affairs and decision-making of Osprey Opco without the approval of any other partner, subject to certain limited exceptions set forth in the Osprey Opco LPA.

The Opco LPA sets forth, among other things, the rights and obligations of the holders of Common Units. The Opco LPA provides that each limited partner of Opco (other than the Company) has a right to cause Opco to redeem from time to time, all or a portion of such partner’s Common Units (together with an equal number of shares of Class C Common Stock) for newly issued shares of Class A Common Stock on a one-for-one basis, subject to certain restrictions. Pursuant to the Opco LPA, the Company has the right to require each limited partner of Opco (other than Osprey) to effect a redemption of some or all of such limited partner’s Common Units and a corresponding number of shares of Class C Common Stock in certain situations, including certain transactions resulting in a change of control of the Company.

The Opco LPA includes provisions intended to ensure that the Company at all times maintains a one-to-one ratio between (a) the number of outstanding shares of common stock (other than Class C Common Stock) and the number of Common Units owned by Osprey (subject to certain exceptions) and (b) the number of outstanding shares of Class C Common Stock and the number of Common Units owned by the other limited partners of Opco. This construct is intended to result in the Contributors having a voting interest in the Company that is identical to the Contributors’ economic interest in Opco.

The foregoing description of the Opco LPA does not purport to be complete and is qualified in its entirety by the terms and conditions of the Opco LPA, which is attached hereto as Exhibit 10.4 and is incorporated by reference. For more information about the Opco LPA, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Amended and Restated Agreement of Limited Partnership of Osprey Opco” beginning on page 96 of the Proxy Statement.

Item 2.01 Completion of Acquisition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On August 20, 2018, the Business Combination was approved by the Company’s stockholders. The Business Combination was completed on August 23, 2018.

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The Business Combination was approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on August 20, 2018 (the “Special Meeting”). At the Special Meeting, 24,404,853 shares of the Company’s Class A Common Stock and the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), were voted in favor of the proposal to approve the Business Combination, no shares of the Company’s common stock were voted against the proposal, and none of the Company’s stockholders abstained from voting on the proposal. None of the Company’s public stockholders exercised their right to redeem shares of Class A Common Stock in connection with the consummation of the Business Combination pursuant to the terms of the Company’s first amended and restated certificate of incorporation (the “Charter”). In addition, in connection with the consummation of the Business Combination and in accordance with the Charter, all of the 6,875,000 outstanding shares of Class B Common Stock were converted into shares of Class A Common Stock on a one-for-one basis.

At the Closing, pursuant to the Contribution Agreement, the Contributors received (i) $400 million of cash and (ii) 40 million Common Units. The Company also issued to the Contributors 40 million shares of non-economic Class C common stock of the Company, par value $0.0001 per share (the “Class C Common Stock”), which entitles each holder to one vote per share.

In addition to the above, pursuant to the Contribution Agreement, Royal is entitled to receive earn-out consideration to be paid in the form of Common Units (and a corresponding number of shares of Class C Common Stock) if the 30-day volume-weighted average price (“30-Day VWAP”) of the Class A Common Stock equals or exceeds certain hurdles set forth in the Contribution Agreement. If the 30-Day VWAP of the Class A Common Stock is $12.50 or more per share at any time within the seven (7) years following the Closing Date, Royal will receive (i) an additional 10 million Common Units (and an equivalent number of shares of Class C Common Stock), plus (ii) an amount of Common Units (and an equivalent number of shares of Class C Common Stock) equal to (x) the amount by which annual cash dividends paid on each share of Class A Common Stock exceeds $0.50 in each year between the Closing Date and the date the first earn-out is achieved (with any dividends paid in the stub year in which the first earn-out is achieved annualized for purposes of determining what portion of such dividends would have, on an annual basis, exceeded $0.50), multiplied by 10 million, (y) divided by $12.50. If the 30-Day VWAP of the Class A Common Stock is $15.00 or more per share at any time within the seven (7) years following the Closing Date (which $15.00 threshold is reduced by the amount by which annual cash dividends paid on each share of Class A Common Stock exceeds $0.50 in each year between the Closing Date and the date the earn-out is achieved, but not below $12.50), Royal will receive an additional 10 million Common Units (and an equivalent number of Class C Common Stock).

Royal is also entitled to the earn-out consideration described above in connection with certain liquidity events of the Company, including a merger or sale of all or substantially all of the Company’s assets, if the consideration paid to holders of Class A Common Stock in connection with such liquidity event is greater than any of the above-specified 30-Day VWAP hurdles.

As of the Closing Date and following the completion of the Business Combination and the PIPE Investment (as defined below), the Company had the following outstanding securities:

●	45,855,000 shares of Class A Common Stock;

●	0 shares of Class B Common Stock;

●	40,000,000 shares of Class C Common Stock; and

●	21,250,000 warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share.

As of the Closing Date and following the completion of the Business Combination, the Contributors owned an aggregate of 40,000,000 Common Units redeemable on a one-for-one basis for shares of Class A Common Stock. Upon the redemption by any Contributor of Common Units for shares of Class A Common Stock, a corresponding number of shares of Class C Common Stock held by such Contributor will be cancelled.

At the Closing, following the conversion of each outstanding Class B Common Stock for one share of Class A Common Stock in accordance with the Charter, Osprey Sponsor owned an aggregate 6,875,000 shares of Class A Common Stock and 7,500,000 private placement warrants.

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Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiaries including Opco. The following information is provided about the business of the Company reflecting the consummation of the Business Combination.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the risk that the recently consummated Business Combination disrupts the Company’s current plans and operations;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

●	the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Company’s reserves; and

●	other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 40 of the Proxy Statement, which are incorporated herein by reference.

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Business and Properties

A description of the business and properties of Royal prior to the Business Combination is set forth in Exhibit 99.1 hereto which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 40 and are incorporated herein by reference.

Selected Historical Financial Information

The selected unaudited condensed consolidated historical financial information of Royal as of June 30, 2018 and December 31, 2017 and for the six months ended June 30, 2018 and 2017 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

The historical financial statements of Royal for the three years ended December 31, 2017, 2016 and 2015 is provided in the Proxy Statement in the section “Selected Historical Financial Information of Royal” beginning on page 39 and is incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information of Royal for the six months ended June 30, 2018 and for the year ended December 31, 2017 is set forth in Exhibit 99.6 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Royal is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Quantitative and Qualitative Information About Market Risk

Quantitative and qualitative disclosures about market risk of Royal prior to the Business Combination is included in the Management’s discussion and analysis of financial condition and results of operations of Royal in Exhibit 99.3 beginning on page 13 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s voting common stock of the Company as of August 23, 2018, after giving effect to the Closing, by:

●	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of the Company’s common stock;

●	each current executive officer and director of the Company; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

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Pursuant to the A&R Charter (as defined below), each share of Class C Common Stock, representing a non-economic interest in the Company, entitles the holder to one vote per share. The table below represents beneficial ownership of voting common stock, composed of shares of Class A Common Stock and Class C Common Stock. The beneficial ownership of the Company’s voting common stock is based on 85,855,000 shares of common stock outstanding, of which 45,855,000 shares are Class A Common Stock and 40,000,000 shares are Class C Common Stock.

The beneficial ownership percentages set forth in the table below do not take into account (i) the issuance of any securities (or options to acquire securities) under the Incentive Plan and (ii) the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 21,250,000 shares of our Class A Common Stock that remain outstanding.

5% or Greater Beneficial Owners(1)	Number of Shares of Voting Securities	Percentage
Osprey Sponsor, LLC	6,875,000	8.0%
Royal Resources L.P.(2)	40,000,000	46.6%
Polar Asset Management Partners Inc.(3)	2,585,931	3.0%
JANA Partners LLC(4)	3,500,000	4.1%
Samlyn Capital, LLC(5)	3,523,347	4.1%
Corvex Management LP(6)	3,500,000	4.1%
Angelo, Gordon & Co., L.P.(7)	2,000,000	2.3%
Eric Mindich(8)	2,500,000	2.9%

Executive Officers and Directors(1)	Number of Shares of Voting Securities	Percentage
Edward E. Cohen	750,000	*
Jonathan Z. Cohen(9)	7,625,000	8.9%
Daniel C. Herz	—	—
Brian L. Frank	—	—
Jeffrey F. Brotman	25,000	*
Steven R. Jones	30,000	* %
William B. Anderson	—	—
David I. Foley	—	—
Angelo G. Acconcia	—	—
Adam M. Jenkins	—	—
Jonathan R. Hamilton	—	—
All current directors and executive officers as a group (11 individuals)	8,430,000	9.8%

*	less than 1%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Falcon Minerals Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

(2)	Royal Resources L.P. beneficially owns 40,000,000 shares of Class C Common Stock, which represents 100% of the outstanding Class C Common Stock and 46.6% of all outstanding voting stock of the Company. The general partner of Royal Resources L.P. is Royal Resources GP L.L.C. The managing members of Royal Resources GP L.L.C. are Blackstone Management Associates VI L.L.C. and Blackstone Energy Management Associates L.L.C. The sole member of Blackstone Management Associates VI L.L.C. is BMA VI L.L.C. The sole member of Blackstone Energy Management Associates L.L.C. is Blackstone EMA L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C. and Blackstone EMA L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the shares directly or indirectly controlled by such Blackstone entities or him, but each (other than Royal Resources L.P.) disclaims beneficial ownership of such shares. The address of each of the foregoing entities is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

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(3)	Shares beneficially owned are based on a Schedule 13G filed with the SEC on February 9, 2018 by Polar Asset Management Partners Inc. Polar Asset Management Partners Inc. serves as the investment manager to Polar Multi Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”), with respect to the shares directly held by the Polar Vehicles. The address of Polar Asset Management Partners, Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(4)	Shares beneficially owned are based on a Schedule 13G filed with the SEC on February 14, 2018 by JANA Partners LLC. JANA Partners LLC is a private money management firm which holds the shares in various accounts under its management and control. The address of JANA Partners LLC is 767 Fifth Avenue, 8th Floor, New York, NY 10153.

(5)	Samlyn Capital, LLC, Samlyn, LP and Robert Pohly (collectively, the “Samlyn Parties”), beneficially owns 3,523,347 shares of Class A Common Stock, which represents 7.7% of outstanding Class A Common Stock and 4.1% of all outstanding voting stock of the Company. The address of each of the Samlyn Parties is c/o Samlyn Capital, LLC, 500 Park Avenue, 2nd Floor, New York, NY 10022.

(6)	Corvex Management LP (“Corvex”) beneficially owns 3,500,000 shares of Class A Common Stock, which represents 7.6% of outstanding Class A Common Stock and 4.1% of all outstanding voting stock of the Company. Shares are held for the accounts of certain private investment funds for which Corvex acts as investment adviser, including Corvex Master Fund, LP and Corvex Select Equity Master Fund LP, the general partner of each of which is controlled by Mr. Keith Meister. The general partner of Corvex is controlled by Mr. Meister. The principal business address of each of Corvex and Mr. Meister is 667 Madison Avenue, New York, NY 10065.

(7)	Shares beneficially owned are based on a Schedule 13G filed with the SEC on February 14, 2018 by Angelo, Gordon & Co., L.P. and Michael L. Gordon (collectively, the “Gordon Parties”). According to the Schedule 13G, each of Angelo, Gordon & Co., L.P. and Michael L. Gordon has sole voting and sole dispositive power over 2,000,000 shares. The address of each of the Gordon Parties is 245 Park Avenue, New York, NY 10167.

(8)	Mr. Eric Mindich and Everblue Osprey 2018 LLC (“Everblue”) beneficially own 2,500,000 shares of Class A Common Stock in the aggregate, which represent 5.5% of outstanding Class A Common Stock and 2.9% of all outstanding voting stock of the Company. Mr. Mindich may be deemed to beneficially own the shares held by Everblue. The principal business address of each of Everblue and Mr. Mindich is 717 Fifth Avenue, New York, NY 10022. Mr. Mindich disclaims beneficial ownership over any securities owned by Everblue in which he does not have any pecuniary interest.

(9)	Jonathan Z. Cohen may be deemed to be a beneficial owner 7,625,000 shares of Class A Common Stock in the aggregate, which represent 16.6% of outstanding Class A Common Stock and 8.9% of all outstanding voting stock of the Company. Jonathan Z. Cohen is the manager of Osprey Sponsor and has sole voting and dispositive power over the shares held by it. Jonathan Z. Cohen disclaims beneficial ownership over any securities owned by Osprey Sponsor in which he does not have any pecuniary interest.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement in the section entitled “Officers and Directors of Osprey” beginning on page 139 of the Proxy Statement, which is incorporated herein by reference.

Directors

Effective as of immediately following the Closing, each of David I. Foley, Angelo G. Acconcia, Adam M. Jenkins and Jonathan R. Hamilton were appointed to serve as directors of the Company and Jonathan Z. Cohen, Edward E. Cohen, William D. Anderson, Brian L. Frank and Steven R. Jones are continuing to serve as directors of the Company. Messrs. Jones and Foley were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Messrs. Anderson, Hamilton and Jenkins were appointed to serve as Class II directors, with a term expiring at the Company’s second annual meeting of stockholders following the Closing ; and Messrs. J. Cohen, E. Cohen, Acconcia and Frank were appointed to serve as Class III directors, with a term expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set out in the Proxy Statement in the section entitled “Officers and Directors of Osprey” beginning on page 139 of the Proxy Statement, which is incorporated herein by reference.

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Director Independence

The NASDAQ Capital Market (“NASDAQ”) listing standards require that a majority of our Board be independent.

The Board has determined that Messrs. Anderson, Foley, Acconcia, Jenkins, Hamilton, Frank and Jones are independent within the meaning of NASDAQ Listing Rule 5605(a)(2).

Committees of the Board of Directors

Following the Closing, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee. The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

●	audits of the Company’s financial statements;

●	the integrity of the Company’s financial statements;

●	the Company’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

●	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor; and

●	the performance of the Company’s internal audit function.

Under NASDAQ listing standards and applicable SEC rules, the Company is required to have at least three members on the Audit Committee, all of whom must be independent. The Audit Committee consists of Messrs. Frank, Jones and Anderson, with Mr. Frank serving as the Chair. The Company believes that Messrs. Frank, Jones and Anderson qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Company also believes that each of Messrs. Frank and Anderson qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee. The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

●	determining and approving the compensation of executive officers; and

●	reviewing and approving incentive compensation and equity compensation policies and programs.

Under NASDAQ listing standards, the Company is required to have a Compensation Committee, all of whom must be independent. The Compensation Committee consists of Messrs. Acconcia, Jenkins and Frank, with Mr. Acconcia serving as the Chair. The Company believes that Messrs. Acconcia, Jenkins and Frank qualify as independent directors according to the rules and regulations of NASDAQ with respect to compensation committee membership.

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Nominating and Corporate Governance Committee. The principal functions of the Company’s Nominating and Corporate Governance Committee are detailed in the Company’s Nominating and Corporate Governance Committee charter, which is available on the Company’s website, and include:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

●	developing, recommending to the Board and overseeing implementation of the Company’s corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

●	reviewing on a regular basis the Company’s overall corporate governance and recommending improvements as and when necessary.

The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning. The Nominating and Corporate Governance Committee consists of Messrs. Hamilton, Foley and Jones, with Mr. Foley serving as the Chair.

Executive Officers

Prior to the Closing, the Company’s executive officers consisted of Edward E. Cohen, as Executive Chairman, Jonathan Z. Cohen, as Chief Executive Officer, Daniel C. Herz, as President and Jeffrey F. Brotman, as Chief Financial Officer, Chief Legal Officer and Secretary.

Following the Closing, the Company’s executive officers consist of Mr. Herz, who was appointed Chief Executive Officer and President and Mr. Brotman who remains our Chief Financial Officer, Chief Legal Officer and Secretary.

Information with respect to Messrs. Herz and Brotman is set forth in the Proxy Statement in the section entitled “Officers And Directors of Osprey” beginning on page 139 of the Proxy Statement, which is incorporated herein by reference.

Each of Messrs. E. Cohen and J. Cohen resigned as executive officers of the Company effective as of immediately following the Closing.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” beginning on page 108 of the Proxy Statement and in Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-219025) filed with the SEC on July 14, 2017, in the section entitled “Limitation on Liability and Indemnification of Officers and Directors” beginning on page 94, which are incorporated herein by reference. The description of the Indemnification Agreements under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Director and Executive Officer Compensation

The compensation of the Company’s named executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 143, which is incorporated herein by reference.

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Incentive Plan

As described in Item 1.01 of this Current Report under the section entitled “2018 Long-Term Incentive Plan,” in connection with the Closing, the Board adopted, and the stockholders of the Company approved, the Incentive Plan, effective upon the Closing. The description of the Incentive Plan is included in Item 1.01 of this Current Report and is further described in the Proxy Statement in the section entitled “Proposal No. 4—The LTIP Proposal” beginning on page 128 of the Proxy Statement, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Director Compensation

Effective as of the Closing, the Company adopted a director compensation program under which each director who is not an employee of the Company or a subsidiary and is not affiliated with Blackstone will receive the following amounts for their services on our Board:

●	Annual Chairman and Vice Chairman fee of $250,000, payable in cash; and

●	An annual director fee of $100,000, payable in cash, and an equity grant in respect of Class A Common Stock having a grant date fair market value equal to $50,000;

Executive Compensation

Effective as of the Closing, the Board approved annual base salaries of $500,000 for Mr. Herz and $350,000 for Mr. Brotman.

Certain Relationships and Related Transactions

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Shareholders’ Agreement” and “—Registration Rights Agreement” is incorporated herein by reference.

Founder Shares

The information set forth under “—Recent Sales of Unregistered Securities—Founder Shares” is incorporated herein by reference.

Promissory Note

Prior to the closing of the Company’s initial public offering, Osprey Sponsor loaned the Company a total of $168,843 under a promissory note (the “Promissory Note”) to be used for the payment of costs related to the initial public offering. The Promissory Note was non-interest bearing, unsecured and due on the earlier of December 31, 2017 or the closing of the initial public offering. The Promissory Note was repaid upon the consummation of the initial public offering.

Atlas Energy Group, LLC

Atlas Energy Group, LLC, of which Messrs. E. Cohen, J. Cohen and Herz are also directors and its affiliates, provide the Company with advisory services in connection with potential business opportunities and prospective targets. For the three months ended March 31, 2018 and 2017, the Company paid $17,395 and $0, respectively, in expenses in connection with such services.

Private Placement Warrants

The information set forth under “—Recent Sales of Unregistered Securities—Private Placement Warrants” is incorporated herein by reference.

PIPE Investment

The information set forth under “—Recent Sales of Unregistered Securities—PIPE Investment” is incorporated herein by reference.

Registration Rights

Pursuant to a registration rights agreement entered into on July 20, 2017, the holders of the Founder Shares (as defined herein), the private placement warrants (and their underlying securities) and any warrants that may be issued upon the conversion of the working capital loans (and their underlying securities) are entitled to registration rights. The holders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

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Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the section entitled “Business of Royal—Legal Proceedings” beginning on page 171 of the Proxy Statement, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company

The Company’s units (consisting of one share of Class A Common Stock and one-half of one warrant), Class A Common Stock and warrants were historically quoted on NASDAQ under the symbols “OSPRU,” “OSPR” and “OSPRW,” respectively. The Company’s units commenced public trading on July 21, 2017, the shares of Class A Common Stock and warrants commenced public trading on August 15, 2017.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit and share of Class A Common Stock as reported on NASDAQ for the periods presented. Since warrants are not currently eligible to be exercised, there is no information presented for the warrants in the table below.

	Units (OSPRU)		Class A Common Stock (OSPR)
	High	Low	High	Low
Fiscal 2017
Third Quarter(1)	$10.09	$9.94	$9.69	$9.69
Fourth Quarter	$10.01	$9.92	$16.92	$9.58
Fiscal 2018
First Quarter	$10.10	$9.92	$9.80	$9.60
Second Quarter	$11.10	$9.92	$10.19	$9.62

(1)	With respect to the units and Class A Common Stock, beginning on July 21, 2017 and August 9, 2017, respectively.

On June 1, 2018, the trading date before the public announcement of the Business Combination, the Company’s units and Class A Common Stock closed at $9.70 and $10.15, respectively.

The Company has not paid any cash dividends on the Class A Common Stock to date. Following the completion of the Business Combination, the Company initially intends to pay out substantially all of the free cash flow of the combined company in the form of a regular quarterly dividend.

In connection with the closing of the Business Combination, the Company’s Class A Common Stock and warrants will continue to be listed on NASDAQ under the new trading symbols of “FLMN” and “FLMNW,” respectively.

On August 23, 2018, in connection and concurrently with the Closing, all of the units of the Company separated into their component parts of one share of Class A Common Stock and one-half of one warrant to purchase one share of Class A Common Stock of the Company, and the units ceased trading on NASDAQ. The Company intends to apply to list our Class A Common Stock and warrants on the New York Stock Exchange following the Closing.

Royal Resources

Historical market price information regarding Royal Resources is not provided because there is no public market for Royal’s equity securities. Royal has historically paid out substantially all of its free cash flow to its equityholders in the form of cash dividends.

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Description of the Company’s Securities

The Company has authorized (a) 361,000,000 shares of common stock including (i) 240,000,000 shares of Class A Common Stock, (ii) no shares of Class B Common Stock and (iii) 120,000,000 shares of Class C Common Stock and (b) 1,000,000 shares of preferred stock. As of the Closing Date, there were: (a) 28 holders of record of Class A Common Stock and 45,855,000 shares of Class A Common Stock outstanding; (b) three holders of record of Class C Common Stock and 40,000,000 shares of Class C Common Stock outstanding; and (c) no shares of preferred stock outstanding. All of the Company’s shares of Class B Common Stock were converted into shares of Class A Common Stock on a one-for-one basis at the Closing in accordance with the terms of the Charter.

Class A Common Stock

Holders of the Company’s Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or the A&R Charter (as defined herein). Notwithstanding the foregoing, except as otherwise required by law or the A&R Charter (including any preferred stock designation), holders of shares of Class A Common Stock shall not be entitled to vote on any amendment to the A&R Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the A&R Charter (including any preferred stock designation) or as required by applicable provisions of the General Corporation Law of the State of Delaware or applicable stock exchange rules.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock.

Class C Common Stock

In connection with the Business Combination, the Company issued 40,000,000 shares of Class C Common Stock to the Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee only if, and only to the extent permitted by the Opco LPA, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the Opco LPA. Holders of our Class C Common Stock will vote together as a single class with holders of our Class A Common Stock on all matters properly submitted to a vote of the stockholders. In addition, holders of Class C Common Stock, voting as a separate class, are entitled to approve any amendment, alteration or repeal of any provision of the A&R Charter (whether by merger, consolidation or otherwise), if such amendment, alteration or repeal would alter or change, in a manner adverse to the holders of the Class C Common Stock, the powers, preferences or rights of the Class C Common Stock, relative to the powers, preferences or rights of any other class of common stock, as such relative powers, preferences or rights exist as of the date of the A&R Charter.

Under the A&R Charter, no dividends may be declared or paid on shares of Class C Common Stock and holders of Class C Common Stock do not receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition, the Company may not enter into any agreement providing for (i) a merger, consolidation or other business combination requiring the approval of the Company’s stockholders, (ii) any acquisition of all or substantially all of the Company’s assets or (iii) any tender or exchange offer by the Company or any third party to acquire stock of the Company (collectively, a “sale transaction”) in which it is proposed that (1) the shares of Class C Common Stock are converted into the right to receive, directly or indirectly, in connection with such sale transaction, any consideration or (2) each share of Class C Common Stock, together with each Common Unit, are converted into the right to receive, in connection with a sale transaction, a different amount of consideration on a per share basis as that received by each share of Class A Common Stock.

Holders of Common Units will generally have the right to cause Opco to redeem all or a portion of their Common Units in exchange for shares of Class A Common Stock; provided that the Company may, at its option, effect a direct exchange of such shares of Class A Common Stock for such Common Units in lieu of such a redemption by Opco. Upon the future redemption or exchange of Common Units held by a Contributor, a corresponding number of shares of Class C Common Stock will be cancelled. For more information on the redemption and exchange rights related to the Class C Common Stock and Common Units, see the section of the Proxy Statement entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 82 which is incorporated herein by reference.

Warrants

Public Stockholders’ Warrants. The company’s warrants were issued in registered form under a warrant agreement, dated July 20, 2017, between the Company and Continental Stock Transfer & Trust Company (the “warrant agreement”). Each whole warrant entitles the registered holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Company’s initial public offering (the “initial public offering”) or 30 days after the Closing Date. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

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If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of the its warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if it does not need the cash from the exercise of the warrants after the Business Combination. If the Company calls its warrants for redemption and the Company’s management does not take advantage of this option, its sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

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If the number of outstanding shares of the Company’s Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of its outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which it is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Company’s Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder is entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

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A copy of the warrant agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2017, is incorporated herein by reference, and the foregoing description of the warrants is qualified in its entirety by reference thereto.

Private Placement Warrants. The private placement warrants (including the Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions to the Company’s officers and directors and other persons or entities affiliated with the Company’s sponsor) and they are not redeemable by the Company so long as they are held by its sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Initial Public Offering. If the private placement warrants are held by holders other than the Company’s sponsor or its permitted transferees, the private placement warrants are redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the Initial Public Offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Company’s sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with the Company following the Business Combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in its securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, the Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The private placement warrants were sold in a private placement pursuant to a written agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. Copies of the warrant purchase agreement and the warrant agreement, which were filed as Exhibit 10.4 and Exhibit 4.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2017, are incorporated herein by reference, and the foregoing description of the private placement warrants is qualified in its entirety by reference thereto.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information regarding our Credit Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

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Item 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

Founder Shares

In June 2016, the Company issued an aggregate of 125,000 shares of Class B Common Stock to Osprey Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Company received payment for the Founder Shares in March 2017. In March 2017, the Company effectuated a 57.5-for-1 stock split resulting in an aggregate of 7,187,500 Founder Shares outstanding and held by Osprey Sponsor. All share and per share amounts have been retroactively restated to reflect the 57.5-for-1 stock split. The Founder Shares were automatically converted into Class A Common Stock upon the consummation of the Business Combination on a one-for-one basis.

The Founder Shares included an aggregate of up to 937,500 shares of Class B Common Stock subject to forfeiture by Osprey Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that Osprey Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after its initial public offering. As a result of the underwriters’ election to partially exercise their over-allotment option on August 9, 2017, 625,000 Founder Shares are no longer subject to forfeiture. The underwriters elected not to exercise the remaining portion of the over-allotment option, therefore 312,500 Founder Shares were forfeited resulting in an aggregate of 6,875,000 Founder Shares outstanding and held by the Sponsor immediately prior to the Closing.

Osprey Sponsor has agreed not to transfer, assign or sell any of the Founder Shares until the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the last sales price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the consummation of a Business Combination, or earlier, in each case, if subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the Company’s initial public offering, Osprey Sponsor purchased an aggregate of 7,000,000 private placement warrants at $1.00 per private placement warrant for an aggregate purchase price of $7,000,000. On August 9, 2017, the Company consummated the sale of an additional 500,000 private placement warrants at a price of $1.00 per private placement warrant, which were purchased by Osprey Sponsor, generating gross proceeds of $500,000. Each private placement warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share.

PIPE Investment

In connection with its entry into the Contribution Agreement, the Company entered into Subscription Agreements, each dated as of June 3, 2018 (the “Subscription Agreements”), with certain qualified institutional buyers and accredited investors (the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell in a private placement an aggregate of 11,480,000 shares of Class A Common Stock to the Investors for a purchase price of $10.00 per share, and aggregate consideration of $114,800,000 (the “Private Placement”). The Private Placement was consummated concurrently with the Closing and the proceeds of the Private Placement were used to fund a portion of the cash consideration paid to the Contributors. Messrs. E. Cohen, J. Cohen, Brotman and Jones participated in the Private Placement and executed Subscription Agreements to purchase, in the aggregate, 1,555,000 shares of Class A Common Stock at $10.00 per share on the terms set forth in the Subscription Agreements.

The shares of Class A Common Stock issued pursuant to the Subscription Agreements were not registered under the Securities Act, and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

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Issuances Related to the Business Combination

In connection and concurrently with the Closing, the Company issued 40,000,000 shares of Class C Common Stock to the Contributors and 6,875,000 shares of Class A Common Stock to Osprey Sponsor upon conversion of the shares of Class B Common Stock held by Osprey Sponsor in accordance with the terms of the Charter. These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Descriptions of the rights, preferences and privileges of the Class C Common Stock are set forth under “—Description of the Company’s Securities—Class C Common Stock” below.

Item 3.03 Material Modification to Rights of Security Holders

Second Amended and Restated Charter

On August 23, 2018, the Company filed its second amended and restated certificated of incorporation (the “A&R Charter”) with the Secretary of State of the State of Delaware. The material terms of the A&R Charter and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 82 of the Proxy Statement and “Proposal No. 2—The Charter Proposal” beginning on page 119 of the Proxy Statement, which are incorporated by reference herein.

The foregoing description of the A&R Charter does not purport to be complete and is qualified by reference to the A&R Charter, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Second Amended and Restated Limited Partnership Agreement of Opco

The disclosure set forth in the section entitled “Second Amended and Restated Limited Partnership Agreement of Opco” in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Change of the Company’s Independent Registered Public Accounting Firm

On August 27, 2018, the Audit Committee of the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements following the completion of the Business Combination.  Deloitte served as the independent registered public accounting firm of Royal prior to the Business Combination.  Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by Deloitte as the Company’s independent registered public accounting firm.

Marcum’s report on the Company’s financial statements as of December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2017 and for the period from June 13, 2016 (inception) through December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from June 13, 2016 (inception) to December 31, 2017, and the subsequent period through August 27, 2018, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2017 and the period from inception, June 13, 2016 to December 31, 2016, and the interim period through August 27, 2018, the Company did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

A letter from Marcum is attached as Exhibit 16.1 to this Current Report on Form 8-K.

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Item 5.01 Changes in Control of the Registrant

To the extent required, the information set forth under “Introductory Note”, “Shareholders’ Agreement” in Item 1.01 and “Item 2.01. Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers

The information set forth in the sections entitled “Directors and Executive Officers” in Item 2.01 of this Current Report is incorporated herein by reference.

Director and Executive Officer Compensation

The disclosure set forth in the sections entitled “2018 Long-Term Incentive Plan” and “Director and Executive Officer Compensation” in Item 1.01 of this Current Report is incorporated in this Item 5.02 by reference.

Indemnification Agreements

The disclosure set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report is incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth in the section entitled “Second Amended and Restated Charter” in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Effective August 23, 2018, the Company amended and restated its bylaws to reflect the Company's corporate name change from Osprey Energy Acquisition Corp. to Falcon Minerals Corporation. A copy of the amended and restated bylaws of the Company is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by the Charter, the Company ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 82 of the Proxy Statement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The unaudited condensed consolidated financial statements of Royal and its subsidiaries as of June 30, 2018 and December 31, 2017 and for the six month period ended June 30, 2018 and 2017 filed as Exhibit 99.4 hereto are incorporated herein by reference.

The historical financial statements of Royal and its subsidiaries as of December 31, 2017 and 2016 and for the three years ended December 31, 2017, 2016 and 2015 filed as Exhibit 99.5 hereto are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information for the year ended December 31, 2017 and as of and for the six months ended June 30, 2018 filed as Exhibit 99.6 hereto are incorporated herein by reference.

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(d) Exhibits:

Exhibit	Description
2.1	Contribution Agreement, dated as of June 3, 2018, among Royal Resources L.P., Royal Resources GP L.L.C., Nobel Royalties Acquisition Co. LP, Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC, Hooks Holding Company GP, LLC and Osprey Energy Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (file No. 001-38158) filed June 4, 2018).
3.1*	Second Amended and Restated Certificate of Incorporation of Falcon Minerals Corporation, dated as of August 23, 2018.
3.2*	Amended and Restated Bylaws of Falcon Minerals Corporation.
4.1*	Shareholders’ Agreement dated as of August 23, 2018 by and among Falcon Minerals Corporation, Osprey Sponsor, LLC, Edward Cohen, Jonathan Z. Cohen, Daniel C. Herz, Jeffrey F. Brotman, Royal Resources L.P., Royal Resources GP L.L.C., Noble Royalties Acquisition Co. L.P., Hooks Ranch Holdings LP, DGK ORRI Holdings, LP and Blackstone Management Partners, L.L.C.
4.2*	Registration Rights Agreement dated as of August 23, 2018 by and among Falcon Minerals Corporation, Royal Resources L.P., Noble Royalties Acquisition Co., L.P., Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC and Hooks Holdings Company GP, LLC.
10.1*†	Falcon Minerals Corporation 2018 Long-Term Incentive Plan.
10.2*	Credit Agreement, dated as of August 23, 2018 among Falcon Minerals Operating Partnership, LP, as the Borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent for the lenders from time to time party thereto and each other issuing bank from time to time party thereto.
10.3*†	Form of Indemnification Agreement.
10.4*	Second Amended and Restated Agreement of Limited Partnership of Falcon Minerals Operating Partnership, LP, dated as of August 23, 2018.
10.5	Form of Subscription Agreement, dated as of June 3, 2018, by and between Osprey Energy Acquisition Corp. and the subscriber named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (file No. 001-38158) filed June 4, 2018).
10.6	Form of Lockup Agreement, dated as of June 3, 2018, by and between Osprey Energy Acquisition Corp. and the holder named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (file No. 001-38158) filed June 4, 2018).
10.7	Voting Agreement, dated as of June 3, 2018, among Royal Resources L.P., Osprey Sponsor, LLC and certain other persons party thereto (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (file No. 001-38158) filed June 4, 2018).
16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission dated August 29, 2018.
99.1*	Description of the Company’s Business.
99.2*	Selected historical financial information of Royal Resources L.P.
99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.4*	Unaudited condensed consolidated financial statements of Royal Resources L.P. as of June 30, 2018 and December 31, 2017 and for the six month period ended June 30, 2018 and 2017.
99.5	Financial statements of Royal Resources L.P. as of December 31, 2017 and 2016 for the three years ended December 31, 2017, 2016 and 2015 (incorporated by reference to the Company’s definitive proxy statement filed with the SEC on August 3, 2018).
99.6*	Unaudited pro forma condensed consolidated combined financial information of Falcon Minerals Corporation for the year ended December 31, 2017 and as of and for the six months ended June 30, 2018.

* Filed herewith.

† Compensatory plan or arrangement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2018

Falcon Minerals Corporation

By:	/s/ Jeffrey F. Brotman
Name: Jeffrey F. Brotman
Title: Chief Financial Officer, Chief Legal
Officer and Secretary

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